UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2014

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

8725 Henderson Road, Renaissance One
Tampa, Florida	33634
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 18, 2014, WellCare Health Plans, Inc. (the “Company”) announced that Kenneth A. Burdick, the Company’s President, National Health Plans, was promoted to the newly-created position of President and Chief Operating Officer.  In connection with his promotion, his salary was increased from $550,000 to $625,000.  Mr. Burdick’s short-term incentive target, expressed as a percentage of his base salary, remained at 100%, but will be applied to his new base salary, which has the effect of increasing the dollar amount of his short-term incentive target opportunity. Mr. Burdick’s long-term incentive target, expressed as a percentage of his base salary, was increased from 225% to 250%, which has the effect of increasing the dollar amount of his long-term incentive target opportunity. As a result of the increased long-term incentive target, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the long-term incentive awards listed below, which have an aggregate grant date value of approximately $325,000.

•
2,118 performance stock units (“PSUs”), which vest on March 1, 2017 subject to the achievement of performance goals established by the Compensation Committee and the terms of the PSU Award Notice and Agreement and the PSU Award Agreement filed as Exhibit 10.1 and 10.2, respectively, to the Current Report on Form 8-K filed on May 22, 2013 (the “May 22, 2013 8-K”).

•
923 market stock units (“MSUs”), which vest on March 1, 2017, subject to the terms of the MSU Award Notice and Agreement and the MSU Award Agreement filed as Exhibit 10.5 and 10.6, respectively, to the May 22, 2013 8-K.

•
1,059 restricted stock units (“RSUs”), which vest in approximately equal installments on March 1, 2015, March 1, 2016 and March 1, 2017, subject to the terms of the RSU Award Notice and Agreement and the RSU Award Agreement filed as Exhibit 10.9 and 10.10, respectively, to the May 22, 2013 8-K.

All other terms of Mr. Burdick’s employment remain consistent with the description included in the in the Current Report on Form 8-K filed on January 27, 2014, which 8-K is incorporated herein by reference in its entirety including exhibits, except for Exhibit 99.1 to such report.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing Mr. Burdick’s promotion is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information furnished herewith pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01        Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit Number	Description
99.1	Press Release dated June 18, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WELLCARE HEALTH PLANS, INC.
June 18, 2014	/s/ Lisa G. Iglesias Lisa G. Iglesias Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated June 18, 2014